Exhibit 99.1

Contact: Brian Turner
Chief Financial Officer
425-943-8000

Media Contact: Marci Maule
Director Public Relations
425-943-8277

COINSTAR ANNOUNCES THIRD QUARTER 2007 RESULTS

BELLEVUE, Wash.—November 1, 2007—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three months ended September 30, 2007.

Highlights for the three months ended September 30, 2007, were as follows:

Revenue	$143.3	million
EBITDA	$38.4	million	(see Appendix A)
Free Cash Flow	$8.0	million	(see Appendix A)
Adjusted earnings per fully taxed, fully diluted share	$0.40		(see reconciliation below)
Net Income	$9.1	million

Highlights for the nine months ended September 30, 2007, were as follows:

Revenue	$413.0	million
EBITDA	$93.1	million	(see Appendix A)
Free Cash Flow	$10.6	million	(see Appendix A)
Adjusted earnings per fully taxed, fully diluted share	$0.76		(see reconciliation below)
Net Income	$15.0	million

Also included in the third quarter of 2007 were non-cash charges including $1.8 million in amortization of intangible assets, $1.6 million in non-cash stock based compensation, and $0.7 million related to the Company’s portion of non-cash losses associated with investments in DVD kiosk companies and amortization of financing fees.

A reconciliation of GAAP earnings per share to adjusted earnings per share for the three months ended September 30, 2007, is as follows:

Three Months Ended
September 30, 2007
GAAP fully taxed, fully diluted earnings	$0.32
Amortization of intangibles, net of tax	0.04
Stock based compensation expense, net of tax	0.03
Non-cash losses in investments in DVD kiosk companies and amortization of financing fees, net of tax	0.01

Adjusted fully taxed, fully diluted earnings	$0.40

Included in GAAP net income for the first nine months of 2007 were non-cash charges including $5.4 million in amortization of intangible assets, $4.9 million in non-cash stock based compensation, and $1.8 million related to the Company’s portion of non-cash losses associated with investments in DVD kiosk companies and amortization of financing fees.

A reconciliation of GAAP earnings per share to adjusted earnings per share for the nine months ended September 30, 2007, is as follows:

Nine Months Ended
September 30, 2007
GAAP fully taxed, fully diluted earnings	$0.53
Amortization of intangibles, net of tax	0.10
Stock based compensation expense, net of tax	0.10
Non-cash losses in investments in DVD kiosk companies and amortization of financing fees, net of tax	0.03

Adjusted fully taxed, fully diluted earnings	$0.76

Included in net income for the three and nine months ended September 30, 2007 is a claimed refund of fees previously paid on behalf of Coinstar to the U.S. government for telecommunication infrastructure access. These fees were paid for Coinstar’s e-payment business from 2003 through 2006, and the refund claim is a result of an Internal Revenue service ruling that telecommunications fees paid during this period were improperly collected by the U.S. government. The net effect of the claimed refund, net of taxes, monies owed to a joint venture, and other related effects is approximately $6.5 million.

At September 30, 2007, Coinstar had federal and state cumulative net operating loss carryforwards of approximately $39.1 million and $37.3 million respectively. In addition, there were foreign net operating loss carryforwards of approximately $12.1 million. Although Coinstar recorded $12.7 million in tax expense for the first nine months of the year, as a result of these net operating loss carryforwards, cash paid for taxes during the nine-month period totaled only $2.3 million.

“Coin processing and e-payments posted solid results, while our DVD kiosk business continued to exceed expectations. Our entertainment category, however, continues to face challenges and we remain committed to making the changes necessary to improve this business,” Dave Cole, Chief Executive Officer of Coinstar, Inc. stated. “Ultimately, investing in our portfolio of businesses continues to be a top priority, and the refund we captured for the period allowed incremental investments. We believe these investments are a key part of our 4th Wall strategy and critically important to the success of our retail customers. Over time, our goal is to grow our portfolio of businesses and monetize the Coinstar network for the benefit of shareholders.”

Other Information

Installed Base	September 30, 2007	September 30, 2006
Coin	14,500	13,100
Coin to card, e-payment or e-certificate enabled	9,200	7,300
Crane	28,000	31,000
Bulk heads and other	260,500	264,000
POSA terminals	15,900	19,500

Cash paid for capital expenditures for the three months ended September 30, 2007, was $21.9 million.

Share Repurchase

During the third quarter, Coinstar did not repurchase shares of common stock. For the fourth quarter of 2007, Coinstar may repurchase shares of its stock subject to market and other conditions.

Expectations

Management estimates that revenue for the fourth quarter of 2007 will range from $135 million to $145 million. In addition, management estimates that for the fourth quarter of 2007 GAAP earnings per fully taxed, fully diluted share will range from $0.16 to $0.23.

Conference Call

A conference call to discuss third quarter 2007 results will be broadcast live over the Internet today, Thursday, November 1, 2007, at 5:00 p.m. Eastern Time. The Webcast will be hosted at the About Us – Investor Relations section of Coinstar’s Web site at www.coinstar.com.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 56,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.

# # #

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in Item 1A of Part I of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A

(in thousands unless otherwise noted)

Non GAAP measures

Non GAAP measures are provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.

EBITDA represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including stock based compensation expense. Stock based compensation expense was not included in the EBITDA reconciliation table in prior periods. Including stock based compensation expense, EBITDA for the three and nine months ended September 30, 2006 was $29,618 and $83,241, respectively. We believe EBITDA is an important non GAAP measure as it provides useful information regarding our ability to service, incur or pay down indebtedness and for purposes of calculating certain debt covenants. In addition, management uses such non GAAP measures internally to evaluate performance and manage operations. See below for reconciliation of most comparable GAAP measurements to EBITDA.

in thousands	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Net income	$9,065	$14,969
Depreciation, amortization and other	16,913	49,486
Interest expense, net	3,256	10,968
Income taxes	7,520	12,742
Stock based compensation	1,607	4,886

EBITDA	$38,361	$93,051

Free cash flow: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure, as follows:

in thousands	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Net cash provided by operating activities	$7,404	$34,899
Changes in operating assets and liabilities	22,550	40,104
Cash paid for capital expenditures	(21,925)	(64,374)

FREE CASH FLOW	$8,029	$10,629

Adjusted earnings per share: we believe the adjusted earnings per share are an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

Coinstar, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Nine Month Periods Ended September 30		Three Month Periods Ended September 30
	2007	2006	2007	2006
REVENUE	$412,983	$396,395	$143,291	$140,036
EXPENSES	375,725	361,778	126,366	126,527

Income from operations	37,258	34,617	16,925	13,509
OTHER INCOME (EXPENSE):
Interest income and other, net	2,056	1,378	1,808	487
Interest expense	(12,464)	(11,838)	(4,365)	(4,120)
(Loss) income from equity investments	861	52	2,217	(443)
Early retirement of debt	—	(238)	—	—

Income before income taxes	27,711	23,971	16,585	9,433
Income taxes	(12,742)	(10,384)	(7,520)	(4,144)

NET INCOME	$14,969	$13,587	$9,065	$5,289

NET INCOME PER SHARE:
Basic	$0.54	$0.49	$0.33	$0.19
Diluted	$0.53	$0.49	$0.32	$0.19
WEIGHTED SHARES OUTSTANDING:
Basic	27,796	27,692	27,846	27,607
Diluted	28,336	27,977	28,405	27,910

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,697	$24,726
Cash in machine or in transit	65,611	63,740
Cash being processed	91,838	89,698
Trade accounts receivable, net of allowance for doubtful accounts of $1,536 and $1,050 at September 30, 2007 and December 31, 2006, respectively	46,777	21,339
Inventory	39,115	39,334
Deferred income taxes	11,261	17,775
Prepaid expenses and other current assets	16,270	13,371

Total current assets	274,569	269,983
PROPERTY AND EQUIPMENT, NET	191,534	160,962
DEFERRED INCOME TAXES	1,243	34
OTHER ASSETS	14,083	3,807
EQUITY INVESTMENTS	32,702	31,259
INTANGIBLE ASSETS, NET	40,473	43,121
GOODWILL	212,165	208,917

TOTAL ASSETS	$766,769	$718,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$48,888	$57,536
Accrued liabilities payable to retailers	95,107	95,737
Other accrued liabilities	41,354	35,693
Current portion of long-term debt and capital lease obligations	31,252	7,883

Total current liabilities	216,601	196,849
LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS AND OTHER	193,120	192,381
DEFERRED TAX LIABILITY	11,331	7,488

TOTAL LIABILITIES	421,052	396,718
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at September 30, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 29,648,989 and 29,383,150 issued and 27,961,050 and 27,816,011 shares outstanding at September 30, 2007 and December 31, 2006, respectively	352,537	343,229
Retained earnings	20,438	5,469
Treasury stock	(34,301)	(30,806)
Accumulated other comprehensive income	7,043	3,473

Total stockholders’ equity	345,717	321,365

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$766,769	$718,083

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Month Periods Ended September 30
	2007	2006
OPERATING ACTIVITIES:
Net income	$14,969	$13,587
Adjustments to reconcile income from operations to net cash provided by operating activities:
Depreciation and other	44,117	39,564
Amortization of intangible assets	5,369	4,498
Amortization of deferred financing fees	562	570
Loss on early retirement of debt	—	238
Non-cash stock-based compensation	4,886	4,313
Excess tax benefit from exercise of stock options	(3,921)	—
Deferred income taxes	10,737	8,827
Income from equity investments	(1,328)	(52)
Return on equity investments	—	720
Other	(388)	(106)
Cash provided (used) by changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(23,307)	(3,318)
Inventory	(1,212)	(8,705)
Prepaid expenses and other current assets	(6,465)	(1,081)
Other assets	(2,460)	119
Accounts payable	(8,660)	6,059
Accrued liabilities payable to retailers	(2,200)	(2,650)
Accrued liabilities	4,200	6,321

Net cash provided by operating activities	34,899	68,904
INVESTING ACTIVITIES:
Purchase of property and equipment	(64,374)	(24,904)
Acquisitions, net of cash acquired	(81)	(31,386)
Loan to equity investee	(10,000)	—
Proceeds from sale of fixed assets	937	170

Net cash used by investing activities	(73,518)	(56,120)
FINANCING ACTIVITIES:
Principal payments on long-term debt, revolver loan, and capital lease obligations	(30,667)	(22,418)
Additional borrowings on credit facility	46,500	—
Excess tax benefit from exercise of stock options	3,921	—
Repurchase of common stock	(3,495)	(8,023)
Proceeds from exercise of stock options	3,936	2,719

Net cash provided (used) by financing activities	20,195	(27,722)
Effect of exchange rate changes on cash	1,406	1,780
NET DECREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	(17,018)	(13,158)
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	178,164	175,267

End of period	$161,146	$162,109

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$11,848	$11,075
Cash paid during the period for taxes	2,297	1,404
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of vehicles financed by capital lease obligations	$6,515	$13,149
Accrued acquisition costs	41	331